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                                                                     EXHIBIT 5.1

[HELLER EHRMAN LOGO]



March 15, 2002



Identix Incorporated
100 Cooper Court
Los Gatos, California 95032

                       REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

        We have acted as counsel to Identix Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on March 15, 2002 (as may be further amended or supplemented, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 43,618,678 shares of its Common Stock, par value $0.01 per share (the "Shares"), issuable pursuant to the Agreement and Plan of Merger, dated as of February 22, 2002 (the "Agreement and Plan of Merger"), by and among the Company, Viper Acquisition Corp. and Visionics Corporation.

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

        (a) The Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of March 14, 2002, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the

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[HELLER EHRMAN LOGO]                                        Identix Incorporated
                                                                  March 15, 2002
                                                                          Page 2


               Company relating to the Shares and the Registration Statement and
               (ii) certifying as to certain factual matters;

        (d) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of March 14, 2002;

        (e) A Certificate of Status Foreign Corporation issued by the Secretary of State of the State of California as of March 14, 2002;

        (f)    The Registration Statement;

        (g)    The Agreement and Plan of Merger; and

        (h) A letter from Mellon Investor Services LLC, the Company's transfer agent, dated March 14, 2002, as to the number of shares of the Company's Common Stock that were outstanding on March 13, 2002.

        This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the Shares are issued in accordance with the Agreement and Plan of Merger, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that, when issued by the Company in the manner provided in the Agreement and Plan of Merger and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

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[HELLER EHRMAN LOGO]                                        Identix Incorporated
                                                                  March 15, 2002
                                                                          Page 3


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/Heller Ehrman White & McAuliffe LLP